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                                                                Exhibit 11


                            THE PIONEER GROUP, INC.

                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


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


COMPUTATION FOR CONSOLIDATED
STATEMENT OF INCOME                           THREE MONTHS ENDED JUNE 30,          SIX MONTHS ENDED JUNE 30,
------------------                            ---------------------------          -------------------------


                                                 1995           1994               1995             1994
                                                 ----           ----               ----             ----

NET INCOME (1)                                      $7,329         $6,847            $13,126          $18,738
                                                ==========     ==========         ==========       ==========


SHARES
  Weighted average number of
  common shares outstanding (2)                 24,805,000     24,664,000         24,798,000       24,660,000


  Dilutive effect of stock options and
  restricted stock proceeds as common
  stock equivalents computed under the
  treasury stock method using the
  average price during the period (2)              505,000        688,000            462,000          660,000
                                                ----------     ----------         ----------       ----------


WEIGHTED AVERAGE NUMBER OF SHARES
  outstanding as adjusted (1) (2)               25,310,000     25,352,000         25,260,000       25,320,000
                                                ==========     ==========         ==========       ==========


EARNINGS PER SHARE (1) (2)                           $0.29          $0.27              $0.52            $0.74
                                                ==========     ==========         ==========       ==========

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(1) These amounts agree with the related amounts in the Consolidated Statement of Income.

(2) Adjusted for December 1, 1994, 2-for-1 stock split effected in the form of a 100% stock dividend.